EXHIBIT 99.1

Semtech Announces First Quarter of Fiscal Year 2018 Results

CAMARILLO, Calif., May 31, 2017 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its first quarter of fiscal year 2018, which ended April 30, 2017.  Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), were $143.8 million, after being reduced by $5.3 million of share-based compensation associated with the previously-announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $149.1 million (“non-GAAP net sales”).

Highlights for the First Fiscal Quarter 2018

  Q1 net sales increased 10% Y/Y and 3% Q/Q
  Q1 non-GAAP net sales increased 14% Y/Y and 5% Q/Q
  Q1 GAAP operating margin increased 180bps Q/Q and non-GAAP operating margin increased 290bps Q/Q
  Record quarterly net sales for the Wireless and Sensing Products Group
  Repurchased approximately $10 million or 300,000 shares of stock

Results on a GAAP basis for the First Fiscal Quarter 2018

($ millions except for earnings per diluted share data)

  Net sales were $143.8 million
  Gross margin was 59.0%
  SG&A expenses were $33.6 million
  R&D expenses were $26.0 million
  Operating margin was 12.7%
  Net income was $ 11.8 million or $0.18 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a non-GAAP basis for the First Fiscal Quarter 2018 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

($ millions except for earnings per diluted share data)

  Non-GAAP net sales were $149.1 million
  Non-GAAP gross margin was 60.9%
  Non-GAAP SG&A expenses were $27.5 million
  Non-GAAP R&D expenses were $23.7 million
  Non-GAAP operating margin was 26.6%
  Non- GAAP net income was $29.3 million or $0.44 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer stated, “We are pleased with the strong start to fiscal year 2018 with Q1 non-GAAP net sales and profitability coming in at the upper end of our guidance.  Demand remains strong for several of our key growth platforms highlighted by record quarterly results from both our 100G ClearEdge™ platforms for cloud and hyper-scale datacenter applications, and our LoRa® wireless platforms.” Maheswaran continued, “I am excited by the number of opportunities we are seeing from our target markets that include datacenters, mobile devices and particularly IoT, where our LoRa platform continues to gain tremendous momentum. We expect this broad-based strength to continue and contribute to a record annual financial performance for the year.”

GAAP Second Quarter of Fiscal Year 2018 Outlook

  Net sales are expected to be in the range of $147.0 million to $157.0 million
  Gross margin is expected to be in the range of 59.5% to 60.6%
  R&D expense is expected to be in the range of $25.8 million to $26.8 million
  SG&A expense is expected to be in the range of $35.3 million to $36.3 million
  Intangible amortization expense is expected to be approximately $6.3 million
  Interest and other expense is expected to be approximately $2.5 million
  Tax rate is expected to be in the range of 22% to 26%
  Earnings per diluted share are expected to be in the range of $0.20 to $0.26
  Fully-diluted share count is expected to be approximately 67.5 million shares
  Share-based compensation is expected to be approximately $11.4 million, categorized as follows: $3.0 million for net sales associated with the Comcast Warrant, $0.3 million cost of sales, $1.8 million R&D and $6.3 million SG&A
  Capital expenditures are expected to be approximately $10.0 million
  Depreciation expense is expected to be approximately $5.0 million

Non-GAAP Second Quarter of Fiscal Year 2018 Outlook

  Non-GAAP net sales are expected to be in the range of $150.0 million to $160.0 million
  Non-GAAP gross margin is expected to be in the range of 60.5% to 61.5%
  Non-GAAP R&D expense is expected to be in the range of $23.5 million to $24.5 million
  Non-GAAP SG&A expense is expected to be in the range of $28.0 million to $29.0 million
  Non-GAAP Interest and other expense is expected to be approximately $2.5 million
  Non-GAAP tax rate is expected to be in the range of 19% to 23%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.43 to $0.49

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its first quarter of fiscal year 2018 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.Semtech.com under the “Investor Relations” section.  A replay of the call will be available through July 1, 2017 at the same website or by calling (855) 859-2056 and entering conference ID 81685059.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased Intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's second quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.
Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for first and fourth quarters of fiscal year 2017 and the first quarter of fiscal year 2018 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the second quarter of fiscal year 2018.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measures of non-GAAP tax rate to the corresponding GAAP measure as these are not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which is excluded from this non-GAAP measure.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the second quarter of fiscal year 2018 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2017, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or services marks, and ClearEdge is a trademark or service mark, of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)

Net sales	$143,802	$140,031	$131,145
Cost of sales	58,887	56,533	52,621
Gross profit	84,915	83,498	78,524
Operating costs and expenses:
Selling, general and administrative	33,586	35,005	33,715
Product development and engineering	25,983	26,203	25,172
Intangible amortization	6,286	6,284	6,403
Changes in the fair value of contingent earn-out obligations	-	(53)	(33)
Loss (gain) on disposition of business operations	375	(477)	-
Restructuring charges	429	1,248	-
Total operating costs and expenses	66,659	68,210	65,257
Operating income	18,256	15,288	13,267
Interest expense, net	(2,046)	(3,443)	(1,930)
Non-operating expense, net	(632)	(850)	(45)
Income before taxes	15,578	10,995	11,292
Provision for taxes	3,757	2,975	4,405
Net income	$11,821	$8,020	$6,887

Earnings per share:
Basic	$0.18	$0.12	$0.11
Diluted	$0.18	$0.12	$0.11

Weighted average number of shares used in computing earnings per share:
Basic	65,839	65,716	65,144
Diluted	67,376	66,757	65,552

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	April 30,	January 29,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$281,550	$297,134
Accounts receivable, net	55,912	51,441
Inventories	76,750	65,872
Deferred tax assets	54	-
Prepaid taxes	3,150	5,563
Other current assets	18,247	18,418
Total current assets	435,663	438,428

Non-current assets:
Property, plant and equipment, net	110,317	108,910
Deferred tax assets	5,496	5,493
Goodwill	329,703	329,703
Other intangible assets, net	55,487	61,773
Other assets	70,586	67,235
Total assets	$1,007,252	$1,011,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,324	$41,960
Accrued liabilities	39,177	54,524
Deferred revenue	12,358	12,059
Current portion - long term debt	14,442	14,432
Total current liabilities	105,301	122,975

Non-current liabilities:
Deferred tax liabilities - non-current	10,071	6,881
Long term debt - less current	222,910	226,524
Other long-term liabilities	51,852	49,899
Stockholders’ equity	617,118	605,263
Total liabilities & stockholders' equity	$1,007,252	$1,011,542

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Three Months Ended
	April 30,	May 1,
	2017	2016
	(Unaudited)	(Unaudited)

Net income	$11,821	$6,887

Net cash provided by operating activities	10,359	13,801
Net cash used in investing activities	(9,919)	(2,713)
Net cash used in financing activities	(16,024)	(6,869)
Net (decrease) increase in cash and cash equivalents	(15,584)	4,219
Cash and cash equivalents at beginning of period	297,134	211,810
Cash and cash equivalents at end of period	$281,550	$216,029

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
Share-based Payments	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)
Revenue offset	$5,280	$1,727	$-
Cost of sales	564	482	377
Selling, general and administrative	5,557	6,018	3,853
Product development and engineering	1,885	1,402	1,477
Total share-based compensation expense	$13,286	$9,629	$5,707

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
Gross Profit - Reconciliation GAAP to Non-GAAP	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)

GAAP gross profit	$84,915	$83,498	$78,524
Adjustments to GAAP gross profit:
Revenue: share-based payment- Comcast Warrant	5,280	1,727	-
Cost of sales: other share-based payments	564	482	377
Acquisition related fair value adjustments	-	-	-
Non-GAAP gross profit	$90,759	$85,707	$78,901

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
Net Income - Reconciliation GAAP to Non-GAAP	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)

GAAP net income	$11,821	$8,020	$6,887

Adjustments to GAAP net income:
Share-based compensation	$13,286	$9,629	$5,707
Intangible amortization	6,286	6,284	6,403
Loss (gain) on disposition of business operations	375	(438)	-
Transaction and related expenses, including debt refinance costs	406	1,827	736
Acquisition related earn-out	559	191	1,293
Environmental and other reserves	-	570	1,000
Litigation cost net of recoveries	-	289	(1,512)
Restructuring charges	429	1,248	-
Total Non-GAAP adjustments before taxes	21,341	19,600	13,627
Associated tax effect	(3,820)	(3,144)	(999)
Total of supplemental information net of taxes	17,521	16,456	12,628
Non-GAAP net income	$29,342	$24,476	$19,515

Diluted GAAP earnings per share	$0.18	$0.12	$0.11
Adjustments per above	0.26	0.25	0.19
Diluted non-GAAP earnings per share	$0.44	$0.37	$0.30

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
Tax Impact Associated With Supplemental Information	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)
Adjustments to GAAP net income:
Share-based compensation	$4,153	$2,886	$1,429
Valuation allowance against deferred tax assets	(2,356)	(2,537)	(2,232)
Other	2,023	2,795	1,802
Total of associated tax effect	$3,820	$3,144	$999

	Three Months Ended
	April 30,	January 29,	May 1,
	2017	2017	2016
	Q1 2018	Q4 2017	Q1 2017
	(Unaudited)		(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$10,359	$32,918	$13,801
Net Capital Expenditure	(5,175)	(19,166)	(2,713)
Free Cash Flow:	$5,184	$13,752	$11,088

Q2FY18 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.20	0.26

Stock based compensation expense	0.15	0.15
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.07	0.07
Non-GAAP EPS	$0.43	$0.49

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com